Exhibit 5.1

October 3, 2019
Origin Bancorp, Inc.
500 South Service Road East
Ruston, Louisiana 71270
Ladies and Gentlemen:
We have acted as special counsel to Origin Bancorp, Inc., a Louisiana corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of an unlimited number or dollar or foreign currency amount of: (i) shares of the Company’s common stock, par value $5.00 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”); (iii) one or more series of debt securities of the Company (the “Debt Securities”); (iv) depositary shares, representing a fractional interest in shares of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”); (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock or any combination of these securities (the “Warrants”); (vi) purchase contracts that will entitle the holder thereof to purchase or sell Common Stock, Preferred Stock or Debt Securities at a specified purchase price or determined by reference to a specific formula at a future date (the “Purchase Contracts”); (vii) purchase units, consisting of Purchase Contracts and any combination of Common Stock, Preferred Stock or Covered Securities (as defined below) securing the holder’s obligation to purchase the securities under the Purchase Contract (the “Purchase Units”); (viii) rights to subscribe for and to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); and (ix) units comprised of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units or Subscription Rights (the “Units” and, collectively with the Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units and Subscription Rights, the “Covered Securities”), pursuant to the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof.
In connection with rendering this opinion, we have examined (i) the Company’s Restated Articles of Incorporation (the “Articles”), (ii) the Company’s Bylaws (the “Bylaws”), (iii) the Registration Statement and (iv) certain resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement and the transactions contemplated thereby. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials as we have deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate. As to facts material to this opinion, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources we believe to be responsible, without any independent verification thereof.
In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the

Origin Bancorp, Inc.
October 3, 2019

originals of such copies; (vi) the accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments that we have reviewed.
Based on the foregoing, and subject to assumptions, qualifications and limitations set forth herein, we are of the opinion that:
1.    The Company is duly organized and validly existing as a Louisiana corporation and possesses the requisite corporate power and authority to execute, deliver and perform its obligations under the Covered Securities.
2.    With respect to any offering of Common Stock, including any Common Stock issuable upon the exercise, exchange or conversion of Preferred Stock or Covered Securities, when (i) a prospectus supplement and any other offering material with respect to the Common Stock has been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Company has taken all corporate action necessary to authorize the issuance of the Common Stock; (iii) any legally required consents, approvals or authorizations have been obtained; (iv) unless issued without certificates, certificates representing the Common Stock have been duly executed by the duly authorized officers of the Company and delivered to the purchasers thereof or other persons entitled thereto; (v) the Common Stock has been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; and (vi) in the case of Common Stock issuable upon exercise, exchange or conversion of Preferred Stock or Covered Securities, the actions in respect of such Preferred Stock referred to in paragraph 3 of this opinion or Covered Securities referred to in paragraph 4 of this opinion have been completed, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and nonassessable.
3.    With respect to any offering of any series of Preferred Stock, including any Preferred Stock issuable upon the exercise, exchange or conversion of Covered Securities, when (i) a prospectus supplement and any other offering material with respect to the Preferred Stock has been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Company has taken all corporate action necessary to authorize the issuance of the Preferred Stock; (iii) an amendment to the Articles establishing the designation, powers, preferences, limitations and relative rights of such series of Preferred Stock has been duly approved by appropriate corporate action, duly executed and filed by the Company with the Louisiana Secretary of State, all in accordance with the laws of the State of Louisiana; (iv) any legally required consents, approvals or authorizations have been obtained; (v) unless issued without certificates, certificates representing the Preferred Stock have been duly executed by the duly authorized officers of the Company, and delivered to the purchasers thereof or other persons entitled thereto; (vi) the Preferred Stock with terms so fixed has been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; and (vii) in the case of Preferred Stock issuable upon exercise, exchange or conversion of Covered Securities, the actions in respect of such Covered Securities referred to in paragraph 4 of this opinion have been completed, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and nonassessable.
4.    With respect to any offering of Covered Securities, if the Covered Securities are exercisable, exchangeable or convertible into Common Stock or Preferred Stock, or if Common Stock or Preferred Stock may be acquired upon exercise, exchange or conversion upon fulfillment of the terms of such Covered Securities, when (i) a prospectus supplement and any other offering material with respect to such Covered Securities has been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Company has taken all corporate action necessary to authorize the issuance of such Covered Securities; (iii) an amendment to the

Origin Bancorp, Inc.
October 3, 2019

Articles establishing the designation, powers, preferences, limitations and relative rights of the applicable series of Preferred Stock has been duly approved by appropriate corporate action, duly executed and filed by the Company with the Louisiana Secretary of State, all in accordance with the laws of the State of Louisiana; (iv) any legally required consents, approvals or authorizations have been obtained; (v) the Covered Securities have been presented for exercise, exchange or conversion in accordance with the terms thereof; and (vi) unless issued without certificates, certificates representing such Common Stock or Preferred Stock have been duly executed by the duly authorized officers of the Company and delivered upon such exercise, exchange or conversion to the purchasers thereof or other persons entitled thereto, in accordance with the terms of such Covered Securities, then, upon the happening of such events, the Common Stock or Preferred Stock issuable upon exercise, exchange or conversion of such Covered Securities will be validly issued, fully paid and nonassessable.
For the purposes of this opinion, we have assumed that, at the time of the issuance, sale and delivery of each issue of Common Stock, Preferred Stock or Covered Securities: (i) the Company will remain validly existing as a corporation under Louisiana law; (ii) all Covered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent such assumption states, directly or in practical effect, the legal conclusion expressed in paragraph 4 of this opinion; (iii) any Covered Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iv) all actions necessary for the issuance of any Common Stock or Preferred Stock and the form and terms thereof will not (a) contravene the Articles or Bylaws, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with, or breach of, any agreement or document binding on the Company; (v) the authorization of any Common Stock or Preferred Stock by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the issuance thereof; (vi) the Articles and the Bylaws, as currently in effect, will not have been modified or amended and will be in full force and effect, and the number of Common Stock or Preferred Stock, as the case may be, offered and sold will not exceed the number of Common Stock or Preferred Stock, as the case may be, authorized under the Articles (as then in effect) and not otherwise reserved for issuance; and (vii) the certificates, if any, evidencing the Common Stock or the Preferred Stock will be in a form approved for issuance by the Company, which complies with the Louisiana Business Corporation Act.
In rendering the foregoing opinions, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Louisiana.
We are furnishing this opinion to you in connection with the filing of the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated herein. The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,

/s/ Fenimore, Kay, Harrison & Ford, LLP
Fenimore, Kay, Harrison & Ford, LLP